Exhibit 3.1

DOMESTIC CORPORATION (78) CHARTER I, BARBARA K. CEGAVSKE, the duly qualified and elected Nevada Secretary of State, do hereby certify that DEAC NV Merger Corp. did, on 12/13/2019, file in this office the original ARTICLES OF INCORPORATION-FOR-PROFIT that said document is now on file and of record in the office of the Secretary of State of the State of Nevada, and further, that said document contains all the provisions required by the law of the State of Nevada IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 12/13/2019. Certificate Number: B20191213437941 BARBARA K. CEGAVSKE You may verify this certificate Secretary of State online at http://www.nvsos.gov

Filed in the Office of	Business Number E3504642019-1
Barbara K. Cegavske (signature)	Filing Number 20190350463
Secretary of State State Of Nevada	Filed On 12/13/2019 9:20:00 AM
	Number of Pages 2

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Formation - Profit Corporation

[X] NRS 78 - Articles of Incorporation Domestic Corporation [ ] NRS 80 - Foreign Corporation [ ] NRS 89 - Articles of Incorporation Professional Corporation

[ ] 78A Formation - Close Corporation

(Name of Close Corporation MUST appear in the below heading)

Articles of Formation of ______________________ **a close corporation (NRS 78A)**

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Name of Entity: (If foreign, name in home jurisdiction)

DEAC NV Merger Corp.

2. Registered Agent for Service of Process: (Check only one box)

[X] Commercial Registered Agent:(name only below) [ ] Noncommercial Registered Agent (name and address below) [ ] Office or Position with Entity (title and address below)

Corporation Service Company
Name of Registered Agent **OR** Title of Office or Position with Entity

Street Address ______ City ______ Nevada Zip Code ______

Mailing Address (if different from street address) ______ City ______ Nevada Zip Code ______

2a. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

x Miranda Groom (signature) — Date: 12/13/2019
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

3. Governing Board: (NRS 78A, close corporation only, check one box; if yes, complete article 4 below)

This corporation is a close corporation operating with a board of directors [ ] Yes **OR** [X] No

4. Names and Addresses of the Board of Directors/ Trustees or Stockholders

(NRS 78: Board of Directors/ Trustees is required.

NRS 78a: Required if the Close Corporation is governed by a board of directors.

NRS 89: Required to have the Original stockholders and directors. A certificate from the regulatory board must be submitted showing that each individual is licensed at the time of filing. See instructions)

	Name	Country	Street Address	City	State	Zip/Postal Code
1)	Eli Baker	USA	2121 Avenue of the Stars, Suite 2300	Los Angeles	CA	90067
2)	Jeffrey Sagansky	USA	2121 Avenue of the Stars, Suite 2300	Los Angeles	CA	90067
3)						

5. Jurisdiction of Incorporation: (NRS 80 only)

5a. Jurisdiction of incorporation: Nevada

5b. I declare this entity is in good standing in the jurisdiction of its incorporation. [ ]

This form must be accompanied by appropriate fees.

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Revised: 10/9/2019
NV001 - 11/06/2019 Wolters Kluwer Online

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Formation - Profit Corporation

Continued, Page 2

6. Benefit Corporation: (For NRS 78, NRS 78A, and NRS 89, optional. See instructions.)	By selecting "Yes" you are indicating that the corporation is organized as a benefit corporation pursuant to NRS Chapter 78B with a purpose of creating a general or specific public benefit. The purpose for which the benefit corporation is created must be disclosed in the below purpose field. Yes ☐
7. Purpose/Profession to be practiced: (Required for NRS 80, NRS 89 and any entity selecting Benefit Corporation. See instructions.)	The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses or for any other lawful purpose.
8. Authorized Shares: (Number of shares corporation is authorized to issue)	Number of Authorized shares with Par value: 1,000 Par value: $ 0.001 Number of Common shares with Par value: 1,000 Par value: $ 0.001 Number of Preferred shares with Par value: Par value: $ Number of shares with no par value: If more than one class or series of stock is authorized, please attach the information on an additional sheet of paper.
9. Name and Signature of: Officer making the statement or Authorized Signer for NRS 80. Name, Address and Signature of the Incorporator for NRS 78, 78A, and 89. NRS 89 - Each Organizer/ Incorporator must be a licensed professional.	I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State. Name: John Secaras Country: USA Address: Winston & Strawn LLP, 35 W. Wacker Drive City: Chicago State: IL Zip/Postal Code: 60601 X John Secaras (attach additional page if necessary)

AN INITIAL LIST OF OFFICERS MUST ACCOMPANY THIS FILING

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

This form must be accompanied by appropriate fees.

NV001 - 11/06/2019 Wolters Kluwer Online
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Revised: 10/9/2019